UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2018

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, UGI Corporation (the "Company") announced that Ted J. Jastrzebski, age 56, will serve as Chief Financial Officer of the Company, commencing on or before May 21, 2018. Mr. Jastrzebski will succeed Kirk R. Oliver, who previously announced his intention to leave the position of Chief Financial Officer in early 2018.

Mr. Jastrzebski joins the Company from the QVC Group of Companies, one of the largest video and eCommerce retailers in the world comprised of QVC, HSN, Cornerstone Brands, and Zulily, where he has served as Executive Vice President and Chief Financial Officer since July 2013. Prior to joining QVC, Mr. Jastrzebski served in various positions at The Hershey Company from 2004 to 2013, including as Senior Vice President and President, Hershey Americas from 2011 to 2013, Senior Vice President and President, Hershey International from 2007 to 2010, and Vice President, Finance, Hershey International from 2004 to 2007. Mr. Jastrzebski also served as Senior Vice President, Finance, IT and Administration and Chief Financial Officer of CARE, a private relief and development organization, from 2002 to 2004, and Vice President and Chief Financial Officer of Project HOPE – The People to People Health Foundation, a non-profit, international health development organization, from 1999 to 2002. Prior to joining Project HOPE, Mr. Jastrzebski spent fourteen years in financial roles of increasing responsibility at Procter & Gamble, including at Procter & Gamble USA, Procter & Gamble Poland, Procter & Gamble Egypt, and Procter & Gamble India, Bangladesh & Sri Lanka.

Mr. Jastrzebski’s annual base salary will be $650,000 and he will participate in the Company’s annual bonus plan. His bonus, if any, will be pro-rated for fiscal 2018. His target annual bonus plan opportunity, as a percentage of annual base salary, will be 80%. Mr. Jastrzebski will receive reimbursement for relocation expenses in accordance with the Company’s Relocation Policy for Newly Hired Employees.

Mr. Jastrzebski will participate in the Company’s long-term compensation plan, the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the "2013 Plan"). The Company’s Board of Directors approved awards to Mr. Jastrzebski under the 2013 Plan to be effective upon his commencement of employment as follows:

1) an award of 155,000 stock options with a ten-year term that will vest in equal thirds over a three-year period beginning on the anniversary of the date of grant, with an option price equal to the fair market value of a share of the Company’s common stock on the date of grant;

2) an award of 21,000 performance units with dividend equivalents: 4,000 of these performance units may be earned at the end of the 2016-2018 measurement period based on the Company’s total shareholder return ("TSR") relative to the TSR of the companies in the Russell Midcap Utilities Index, excluding telecommunications companies, for the three-year period ending December 31, 2018; 7,000 of these performance units may be earned at the end of the 2017-2019 measurement period based on the Company’s TSR relative to the TSR of the companies in the Russell Midcap Utilities Index, excluding telecommunications companies, for the three-year period ending December 31, 2019; and 10,000 of these performance units may be earned at the end of the 2018-2020 measurement period based on the Company’s TSR relative to the TSR of the companies in the Russell Midcap Utilities Index, excluding telecommunications companies, for the three-year period ending December 31, 2020; and

3) an award of 12,000 stock units with dividend equivalents, 6,000 of which will vest on the second anniversary of his date of hire and 6,000 of which will vest on the third anniversary of his date of hire. The stock units represent time-restricted shares of UGI Corporation common stock.

Mr. Jastrzebski will participate in the Company’s benefit plans, including the Company’s 2009 Supplemental Executive Retirement Plan for New Employees ("SERP") and the Company’s Senior Executive Employee Severance Plan ("Severance Plan"). Additionally, pursuant to a change in control agreement, the Company will provide Mr. Jastrzebski with cash benefits ("Benefits") if the Company terminates his employment without cause or if he terminates employment for good reason at any time within two years following a change in control of the Company. If the events trigger a payment following a change in control, the Benefits payable to Mr. Jastrzebski will be as specified under his change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under this arrangement will be equal to three times his base salary and annual bonus. Mr. Jastrzebski will also receive the cash equivalent of his target bonus, prorated for the number of months served in the fiscal year. In addition, Mr. Jastrzebski will receive a cash payment based on the cost he would have incurred to continue medical and dental coverage under the Company’s plans for three years (less the amount Mr. Jastrzebski would be required to contribute for such coverage if he were an active employee). The impact of a change in control on outstanding performance units, distribution equivalents, and unvested stock options will be as set forth in the applicable plan and/or grant letter. In the event of the termination of Mr. Jastrzebski’s employment following a change in control, he would also receive benefits under the SERP calculated as if he had continued in employment for three years. Descriptions of the Company’s change in control agreements, SERP, and Severance Plan are included in the Company’s definitive proxy statement with respect to the Company’s 2018 Annual Meeting of Shareholders.

In order to receive benefits under the Severance Plan or his change in control agreement, Mr. Jastrzebski is required to execute a release that discharges the Company and its subsidiaries from liability for any claims he may have against any of them, other than claims for amounts or benefits due him under any plan, program or contract provided by or entered into with the Company or its subsidiaries. The Severance Plan also requires Mr. Jastrzebski to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, Company paid life and disability insurance are generally available to all employees. Mr. Jastrzebski is also eligible for certain executive perquisites.

Item 8.01 Other Events.

On February 23, 2018, UGI Corporation announced that Ted J. Jastrzebski will become Chief Financial Officer of the Company, commencing on or before May 21, 2018. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Description of oral employment at-will arrangement between UGI Corporation and Mr. Ted J. Jastrzebski.

99.1 Press Release of UGI Corporation dated February 23, 2018.

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Exhibit Index

Exhibit No.	Description

10.1	Description of oral employment at-will arrangement between UGI Corporation and Mr. Ted J. Jastrzebski.
99.1	Press Release of UGI Corporation dated February 23, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

February 23, 2018	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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